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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3) and related prospectus of Stratos Lightwave, Inc. for the registration of 3,175,787 shares of its common stock and to the incorporation by reference therein of our report dated June 6, 2001, with respect to the consolidated financial statements and schedule of Stratos Lightwave, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended April 30, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Chicago, IL
April 2, 2002